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                                                                     Exhibit 5.1

                             ANDREWS & KURTH L.L.P.
                         600 Travis Street, Suite 4200
                              Houston, Texas 77002

                                 March 21, 2001

Board of Directors
Sterling Bancshares, Inc.
15000 Northwest Freeway
Houston, Texas 77040

Sterling Bancshares Capital Trust II
c/o Sterling Bancshares, Inc.
15000 Northwest Freeway
Houston, Texas 77040

Gentlemen:

          We have acted as special Texas and New York counsel to Sterling Bancshares, Inc., a Texas corporation (the "Company"), Sterling Bancshares Capital Trust II, a Delaware statutory business trust ("Trust II" or the "Trust"), in connection with

     (a)  the formation of Trust II;

     (b) the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the registration statement on Form S-3 filed by the Company, Trust II and Sterling Bancshares Capital Trust III with the Commission (Commission File Numbers 333-55724, 333-55724-01 and 333-55724-02) on February 15, 2001, as amended by Amendment No. 1 to Form S-3 filed on March 5, 2001 (such registration statement, as amended, being hereinafter referred to as the "Registration Statement"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement and the form of prospectus contained therein (the "Prospectus"), of

          (i) trust preferred securities of Trust II (the "Trust II Preferred Securities"),

         (ii) junior subordinated debentures (the "Subordinated Debentures") to be issued by the Company to the Trust, and

         (iii) the guarantee of the Company (the "Trust II Guarantee") pursuant to the Preferred Securities Guarantee Agreement relating to the Trust II Preferred Securities (the "Trust II Guarantee Agreement"); and

    (c) the preparation and filing with the Commission of a prospectus supplement (the "Prospectus Supplement") in connection with issuance of up to 1,150,000 9.20% Trust II Preferred Securities (including 150,000 9.20% Trust II Preferred Securities subject to the underwriters' over-allotment option), up to $29,639,175
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Sterling Bancshares, Inc.
Sterling Bancshares Capital Trust II
March 21, 2001
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         principal amount of the 9.20% Subordinated Debentures issuable by the
         Company to Trust II, and the Trust II Guarantee Agreement in respect of such 1,150,000 9.20% Trust II Preferred Securities (the "Prospectus Supplement").

The 9.20% Trust II Preferred Securities are being issued in accordance with the provisions of the Amended and Restated Declaration of Trust of Trust II dated March 21, 2001 between the Company, as sponsor, and the trustees identified therein (the "Amended and Restated Declaration"). The 9.20% Subordinated Debentures are being issued in accordance with the provisions of the Indenture dated March 21, 2001 between the Company and Bankers Trust Company, as trustee (the "Indenture"), as supplemented by the First Supplemental Indenture dated March 21, 2001 (the "Supplemental Indenture"). The 9.20% Trust II Preferred Securities, the 9.20% Subordinated Debentures and the Trust II Guarantee Agreement are collectively referred to herein as the "Securities." The global certificate evidencing the Trust Preferred Securities, the Indenture, the Supplemental Indenture, the Delivered Debenture (defined below) and the Trust II Guarantee Agreement are collectively referred to herein as the "Opinion Documents."

         In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (i) the Registration Statement, as amended to the date hereof, including the Prospectus included therein,

         (ii)   the Prospectus Supplement dated March 16, 2001,

         (iii) the Certificate of Trust of Trust II (the "Certificate of Trust") filed with the Secretary of State of the State of Delaware on February 13, 2001,

         (iv)   the Declaration of Trust of Trust II dated February 13, 2001,

         (v)    the Amended and Restated Declaration,

         (vi)   the Trust II Guarantee Agreement,

         (vii)  the Indenture,

         (viii) the Supplemental Indenture,

         (ix) the 9.20% Subordinated Debenture issued and delivered by the Company to the Trust today (the "Delivered Debenture"), and

         (x) the global certificate evidencing the 9.20% Trust II Preferred Securities.

We have also examined the originals or copies certified or otherwise identified to our satisfaction of such other instruments and certificates of public officials, officers and representatives of the Company and other persons, and made such investigations of law, as we have deemed
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Sterling Bancshares, Inc.
Sterling Bancshares Capital Trust II
March 21, 2001
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appropriate as a basis for the opinions expressed below. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, Trust II and others deemed by us appropriate sources of information with respect thereto.

          In rendering the opinions expressed below, we have assumed, without verification (i) the genuineness of the signatures on all documents that we have examined, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity with authentic original documents of all documents submitted to us as copies, and (iv) the legal capacity of all natural persons. We have assumed that all parties to, or that have otherwise executed, the Opinion Documents have been duly organized or formed, as the case may be, and (as applicable) are in good standing under the laws of their respective jurisdictions of organization or formation, as the case may be, and have full power, corporate or other, to enter into and perform all obligations thereunder and (except as and to the extent set forth in our opinions below as to the Company and Trust II) we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such persons of such documents and that such documents constitute valid and binding obligations of the parties thereto, enforceable against them in accordance with their terms.

          Based on and subject to the foregoing, and subject also to the additional assumptions, limitations and exceptions set forth below, it is our opinion that:

     1. The 9.20% Trust II Preferred Securities represent valid and, to the extent set forth in paragraph 2 below, fully paid and non-assessable preferred beneficial interests in the assets of Trust II.

     2. Upon full payment by the Trust II Preferred Security Holders of the purchase price for the 9.20% Trust II Preferred Securities, the Trust II Preferred Security Holders, as beneficial owners of Trust II, are entitled under the Delaware Business Trust Act (Delaware Code, Title 12, (S)3803(a)) to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law. We advise you, however, that the Trust II Preferred Security Holders may be obligated pursuant to the Amended and Restated Declaration, to (a) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Trust II Preferred Securities and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined therein) to exercise its rights and powers under the Amended and Restated Declaration.

     3. The 9.20% Subordinated Debentures have been duly authorized by the Company, and the Delivered Debenture has been duly executed and issued by the Company in accordance with the Indenture and the Supplemental Indenture and delivered and (assuming due authentication thereof by the trustee under the Indenture) constitutes a valid and binding obligation of the Company, entitled to the benefits
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Sterling Bancshares, Inc.
Sterling Bancshares Capital Trust II
March 21, 2001
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          of the Indenture and the Supplemental Indenture and enforceable against the Company in accordance with its terms, except to the extent expressed below.

     4. The Trust II Guarantee Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent expressed below.

          The opinions expressed in paragraphs 3 and 4 above with respect to the obligations of the Company and Trust II are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity including reasonableness, materiality, good faith and fair dealing (regardless of whether considered in a proceeding at law or in equity).

          We express no opinion as to (i) Section 3.7 of the Indenture, Section
4.3 of the Supplemental Indenture or Section 6.1 of the Trust II Guarantee Agreement, to the extent any such provision purports to apply with respect to any indebtedness or other obligation of the Company that existed at the time of its execution and delivery of the Indenture, the Supplemental Indenture or the Trust II Guarantee Agreement, as the case may be, (ii) Section 9.1(b) of the Indenture, to the extent it purports to authorize the Trustee to discriminate among series of the securities which may be issued thereunder without their holders' consent, or (iii) any provision of any Opinion Document that (a) constitutes an agreement to agree, (b) relates to separability or severability,
(c) purports to bind non-parties, (d) purports to render any obligation absolute and unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any fact or circumstance, or (e) relates to indemnification, to the extent such indemnification is not within the reasonable contemplation of the parties or is contrary to Federal securities laws or the policy underlying such laws. In addition, notwithstanding that various provisions of the Indenture purport to contemplate that the several series of the securities which may be issued thereunder may have different trustees, we have assumed (and our opinions herein are conditioned upon such assumption) that a single institution will at all times act as trustee under the Indenture for the holders of all series of the securities issuable thereunder.

          This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date.

          We express no opinion as to any laws other than (a) as to paragraphs 1 and 2, the Delaware Business Trust Act and (b) as to paragraphs 3 and 4, the laws of the State of New York, and to the extent applicable, to the Federal laws of the United States. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus and Prospectus Supplement. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection
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Sterling Bancshares, Inc.
Sterling Bancshares Capital Trust II
March 21, 2001
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with the above matter and may not be relied upon in any manner by any other person or entity without our express prior written consent.

                              Very truly yours,


                              /s/ ANDREWS & KURTH L.L.P.
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                              ANDREWS & KURTH L.L.P.